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                                                                  Exhibit 10.49


                         LINE OF CREDIT PROMISSORY NOTE


$500,000.00                                               As of April 1, 1997
                                                         Southfield, Michigan


         FOR VALUE RECEIVED, the undersigned, Major Realty Corporation, a Delaware corporation ("Major Realty"), promises to pay to the order of ACCEPTANCE INSURANCE COMPANIES INC., a Delaware corporation ("AIC") at 222 South 15th Street, Suite 600 North, Omaha, Nebraska 68102, on May 31, 1998, the sum of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00), or, if less, the aggregate unpaid principal amount of all advances ("Advances"; and, individually, an "Advance") made by AIC to Major Realty pursuant to this Note, with interest thereon from the date funds are advanced hereunder at the rate hereinafter provided. AIC's records as to the amount outstanding and the interest payable hereunder shall be conclusive, absent manifest error.

         Each Advance hereunder shall be in a minimum amount of $100,000, and in such larger amounts that are multiples of $10,000. Notwithstanding that this Note evidences borrowings in the principal amount of $500,000, the actual indebtedness from time to time evidenced hereby shall be the sum of all Advances and readvances made by AIC to Major Realty less any repayments made by Major Realty through and including May 31, 1998. It is the intent and purpose of this Note to provide a line of credit until May 31, 1998, which Major Realty may draw against and which AIC will advance and readvance from time to time and which Major Realty shall repay from time to time so that the principal amount outstanding hereunder may fluctuate in accordance with such advances, readvances, payments and repayments, but the aggregate principal amount outstanding under this Note shall not at any time exceed the principal sum of $500,000.

         Interest on any and all funds advanced hereunder shall accrue and be calculated on a daily basis, based upon a three hundred sixty (360) day year, and shall be paid upon the actual number of days upon which the principal balance remains outstanding from time to time, at a rate per annum equal to 250 basis points in excess of the "prime rate" of Citibank, N.A., as announced from time to time by such financial institution (with any change in such rate to be effective on the date of any such change). Interest in the foregoing amount shall be compounded monthly in arrears, commencing on May 1, 1997.

         Notwithstanding anything herein to the contrary, this Note immediately shall be due and payable in the event of a Change in Control of Major Realty. For purposes of this Note, a "Change in Control" shall be deemed to have occurred:



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                  (1) if any person (as used in Sections 13(d) and 14(d) of the
         Securities Exchange Act of 1934, as amended ("Exchange Act") in effect on the date hereof) or any group of persons acting in concert, other than Major Realty, or any subsidiary of Major Realty, or employee benefit plan (as defined in Section 3(3) of ERISA) maintained by Major Realty, or AIC becomes the "beneficial owner" (as defined in Rule
         13d-3 of the Exchange Act, except that a person also shall be deemed to be the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable) directly or indirectly, of securities of Major Realty representing fifty percent (50%) or more of the combined voting power of all classes of Major Realty's then outstanding securities ordinarily having the power to vote in the election of directors; or

                  (2) upon the sale, in a single transaction or a series of related transactions, of fifty percent (50%) or more of Major Realty's assets as they exist on the date hereof and valued at book value on the date hereof.

         In addition to borrowings under this Note, and interest thereon, Maker shall pay to AIC on December 31, 1997, and on the maturity date of this Note, a fee equal to (x) the average unused portion of the line of credit made available hereby during the period, times (y) one-half of one percent (0.5%).

         IT IS SPECIFICALLY AGREED THAT TIME IS OF THE ESSENCE OF THIS NOTE. For purposes of this Note the term "Business Day" means a day that is not a Saturday, a Sunday or a day on which institutional lenders are closed pursuant to authorization or requirement of law.

         This Note may be prepaid in whole or in part at any time without penalty, upon five (5) days notice to AIC. All payments on this Note shall be applied first to payment of interest and then to payment of principal. If any payment is not made in full within fifteen (15) Business Days after the same is due, the holder of this Note shall have the option to declare the entire principal and accrued interest immediately due and payable upon notice to maker. Failure to exercise said option shall not constitute a waiver of the subsequent right to exercise same.

         In the event of default and acceleration of payment of the unpaid principal balance of the indebtedness evidenced by this Note, the interest rate on this Note shall be increased as of the date of default to the then current rate of interest plus three percent (3%) or the highest rate allowed by law, whichever is lower.

         In no event shall the holder of this Note be entitled to receive, nor shall the maker or any endorser or guarantor of its obligation be obligated to pay, any amount as interest in excess of the highest lawful rate permitted by applicable law. If the holder



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of this Note should receive an amount which would exceed the highest lawful rate, the amount which would constitute excess interest shall be returned forthwith.

         All persons or entities now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors and assigns, respectively, hereby (1) expressly waive presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, and diligence in collection; (2) consent that the time of all payments or any part thereof may be extended, rearranged, renewed or postponed by the holder hereof and further consent that any real or personal property securing this Note or any part of such security may be released, exchanged, added to or substituted by the holder of this Note, without in any way modifying, altering, releasing, affecting or limiting their respective liability or the lien of any instrument securing this indebtedness; (3) agree that the holder of this Note shall not be required first to institute any suit, or to exhaust any of its remedies against the maker of this Note or any other person or party to become liable hereunder, in order to force payment of this Note; (4) agree that the maker of this Note may be released by the holder hereof from any or all liability under this instrument, and such release shall not in any way affect or modify the liabilities of the remaining parties hereto; and (5) agree that if this Note becomes in default and is placed in the hands of any attorney for collection, to pay all costs and expenses of collection of said monies by legal action, foreclosure or otherwise, including, but not limited to, attorneys' fees for negotiations, trial, appellate and bankruptcy proceedings, including fees incurred for collection and proof of attorneys' fees, and other legal services, shall be paid by the undersigned. Attorneys' fees shall also include hourly charges for paralegals and other staff members operating under the supervision of an attorney.

         Any obligor to this Note shall be in default hereunder upon nonpayment of any interest or principal hereunder within fifteen (15) Business Days of the date such payment is due.

         AIC, BY ITS ACCEPTANCE HEREOF, AND MAJOR REALTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ACCEPTANCE OF THIS NOTE BY AIC.



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         This Note may not be negotiated, assigned or otherwise transferred without the prior written consent of Major Realty.



                                       MAJOR REALTY CORPORATION,
                                       a Delaware corporation



                                       By: /s/ David L. Treadwell
                                          -----------------------------------
                                          David L. Treadwell, Chairman

ATTEST:


/s/ Gregory C. Yadley
------------------------------
Gregory C. Yadley, Secretary
           [SEAL]



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